UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CytomX Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2016

AT 3 P.M. PACIFIC TIME

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of CytomX Therapeutics, Inc., a Delaware corporation. The 2016 Annual Meeting of Stockholders will be held on June 10, 2016, at 3 p.m., Pacific Time, at the San Francisco Airport Marriott Waterfront, 1800 Old Bayshore Highway, Burlingame, CA 94010, for the following purposes:

1.	To elect one director with term to expire at the 2019 Annual Meeting of Stockholders;

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To adopt and approve the CytomX Therapeutics, Inc. Annual Incentive Plan;

4.	To approve the performance measures included in the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan; and

5.	To conduct any other business properly brought before the 2016 Annual Meeting of Stockholders.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the 2016 Annual Meeting of Stockholders is April 12, 2016. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the 2016 Annual Meeting of Stockholders or any adjournment thereof.

Your vote is very important. Whether or not you attend the 2016 Annual Meeting of Stockholders in person, it is important that your shares be represented. You may vote your proxy on the Internet, by phone or by mail in accordance with the instructions in the Notice of Availability of Proxy Materials.

On behalf of the board of directors, thank you for your participation in this important annual process.

By Order of the Board of Directors

/s/ Cynthia J. Ladd
Cynthia J. Ladd Senior Vice President and General Counsel

South San Francisco, California

April 28, 2016

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote on the Internet, by phone or by mail as instructed in the notice of availability of proxy materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2016

AT 3 P.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Why am I receiving these materials?

We sent you a Notice of Availability of Proxy Materials because the board of directors of CytomX Therapeutics, Inc. is soliciting your proxy to vote at our 2016 Annual Meeting of Stockholders to be held on June 10, 2016 at 3 p.m., Pacific Time, at the San Francisco Airport Marriott Waterfront, 1800 Old Bayshore Highway, Burlingame, CA 94010. We invite you to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy over the Internet or by phone by following the instructions provided in the notice or, if you request printed copies of the proxy materials by mail, you may vote by mail.

The notice is being sent or made available on or about April 28, 2016 to all stockholders of record entitled to vote at the annual meeting.

As used in this proxy statement, “CytomX,” the “Company,” “we” or “us” refer to CytomX Therapeutics, Inc., a Delaware corporation.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 12, 2016 will be entitled to vote at the annual meeting. On this record date, there were 36,085,809 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 12, 2016, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. The notice will be sent to you by mail directly by us. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote on the Internet or by phone as instructed in the notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 12, 2016, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Proposal 1: To elect one director with term to expire at the 2019 Annual Meeting of Stockholders.

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

•	Proposal 3: To adopt and approve the CytomX Therapeutics, Inc. Annual Incentive Plan.

•	Proposal 4: To approve the performance measures in the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan.

How are proxy materials distributed?

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are sending the notice to our stockholders of record and beneficial owners as of April 12, 2016. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, on the Internet at www.proxyvote.com or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the notice.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

How do I vote?

You may either vote “For” or “Against” or abstain from voting with respect to the nominee to the board of directors. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of April 12, 2016, you may vote in person at the annual meeting, vote by proxy over the Internet or by phone by following the instructions provided in the notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the annual meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

1.	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

2.	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 12-digit control number from the notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on June 9, 2016 to be counted.

3.	To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time, on June 9, 2016 to be counted.

4.	To vote by mail, request a paper copy of the proxy materials by following the instructions on the notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the notice, or contact your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 12, 2016.

What is the quorum requirement?

A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On April 12, 2016, there were 36,085,809 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or a majority of the votes present at the annual meeting may adjourn the annual meeting to another date.

What if I return a proxy card but do not make specific choices?

If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of one nominee for director.

2.	Proposal 2: “For” the ratification of the audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

3.	Proposal 3: “For” the adoption and approval of the CytomX Therapeutics, Inc. Annual Incentive Plan.

4.	Proposal 4: “For” the approval of the performance measures included in the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposals 1, 3 and 4 are matters considered non-routine under the applicable rules. If you do not give your broker specific instructions, the broker may not vote your shares on Proposals 1, 3 and 4 and your shares will constitute broker non-votes which will be counted for purposes of determining whether a quorum exists but will not affect the outcome of these proposals. Proposal 2 involves a matter we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 2 and therefore no broker non-votes are expected to exist in connection with Proposal 2.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will count, with respect to Proposals 1, 2, 3 and 4, “For” votes, “Against” votes and abstentions, and with respect to Proposal 1, 3 and 4, broker non-votes.

Who will serve as inspector of elections?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections.

How many votes are needed to approve each proposal?

•	For Proposal 1 electing one member of the board of directors, the director must receive a “For” vote from a majority of the votes cast either in person or by proxy at the annual meeting and entitled to vote on the election of directors. A majority of votes cast shall mean that the number of shares voted “For” the director’s election exceeds fifty percent of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case and excluding abstentions and broker non-votes with respect to that director’s election.

•	For Proposal 2 ratifying the audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, the proposal must receive a “For” vote from the majority of the votes cast either in person or by proxy at the annual meeting and entitled to vote on the proposal, with votes cast including votes “Against” and excluding abstentions.

•	For Proposal 3 adopting and approving the CytomX Therapeutics, Inc. Annual Incentive Plan, the proposal must receive a “For” vote from the majority of the votes cast either in person or by proxy at the annual meeting and entitled to vote on the proposal, with votes cast including votes “Against” and excluding abstentions and broker non-votes with respect to the proposal.

•	For Proposal 4 approving the performance measures included in the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan, the proposal must receive a “For” vote from the majority of the votes cast either in person or by proxy at the annual meeting and entitled to vote on the proposal, with votes cast including votes “Against” and excluding abstentions and broker non-votes with respect to the proposal.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the notice and the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the notice and any other proxy materials to beneficial owners.

What does it mean if I receive more than one notice?

If you receive more than one notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes, you can revoke your proxy at any time before the final vote at the annual meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy to our Secretary, care of CytomX Therapeutics, Inc., at 343 Oyster Point Blvd., Suite 100, South San Francisco, CA 94080; or

3.	A later-dated vote on the Internet or by phone or a ballot cast in person at the annual meeting (simply attending the annual meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank or other agent, or if you have received a proxy from your broker, bank or other agent giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

When are stockholder proposals due for next year’s annual meeting?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2017 proxy statement. Any such proposal must be submitted in writing by December 29, 2016, to our Secretary, care of CytomX Therapeutics, Inc., at 343 Oyster Point Blvd., Suite 100, South San Francisco, CA 94080, our current principal executive offices address, if such proposal is submitted to us before December 1, 2016, or 151 Oyster Point Boulevard, Suite 400, South San Francisco, CA 94080, our new principal executive offices address, if such proposal is submitted to us on or after December 1, 2016, the date around which we currently expect to move into the new offices. If we change the date of our 2017 Annual Meeting of Stockholders by more than 30 days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Secretary, care of CytomX Therapeutics, Inc., at 151 Oyster Point Boulevard, Suite 400, South San Francisco, CA 94080, no earlier than February 10, 2017 and no later than the close of business on March 13, 2017, which notice must contain the information specified in our bylaws. If we change the date of our 2017 Annual Meeting of Stockholders by more than 30 days before, or more than 60 days after, the one-year anniversary of the 2016 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2017 Annual Meeting of Stockholders or, if later, the 10th day following the day on which certain public disclosure as described in our bylaws of the meeting date is made.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of the notice, unless one or more of these stockholders notifies us that they wish to receive individual copies of the notice and, if requested, other proxy materials. This process potentially means extra convenience for stockholders and cost savings for companies.

If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate notices or other proxy materials, please notify your broker, bank or other agent, direct your written request to CytomX Therapeutics, Inc., Secretary, at 343 Oyster Point Blvd., Suite 100, South San Francisco, CA 94080 or contact our Secretary at (650) 515-3185. Stockholders who currently receive multiple copies of the notice or other proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTOR

Our board of directors currently consists of seven directors and is divided into three classes, designated as Class I, Class II and Class III. Under our amended and restated certificate of incorporation, our board of directors is authorized to assign its members in office to each class. Each class has a term of three years. There are currently two directors in Class I, Sean A. McCarthy, D. Phil. and Elaine V. Jones, Ph.D., whose term of office expires upon the election of directors at the 2016 Annual Meeting of Stockholders. Dr. McCarthy, one of the current directors in Class I, has been nominated for election at the 2016 Annual Meeting of Stockholders. Dr. Jones will not stand for re-election at the 2016 Annual Meeting of Stockholders. Dr. Jones has decided not to stand for re-election in order to focus on her other business interests.

Any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors. Any director elected to fill a vacancy shall hold office for the remainder of the unexpired term in which the vacancy occurred or newly created directorship was created and until such director’s successor shall have been elected and qualified.

Directors are elected by a majority of the votes cast at the annual meeting and entitled to vote on the election of directors. A majority of votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case and excluding abstentions and broker non-votes with respect to that director’s election. Shares represented by executed proxies will be voted for the election of the two nominees named below, unless the “Against” or “Abstain” voting selection has been marked on the proxy card.

If Dr. McCarthy becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for him will be voted for the election of a substitute nominee proposed by the nominating and corporate governance committee and nominated by the board of directors. Dr. McCarthy has agreed to serve if elected. Our management has no reason to believe that Dr. McCarthy will be unable to serve. If elected at the annual meeting, Dr. McCarthy will serve until the earliest of the 2019 Annual Meeting of Stockholders, his successor is elected and qualified or his death, resignation or removal.

The following is a brief biography of Dr. McCarthy, the nominee for director, and a discussion of his specific experience, qualifications, attributes or skills that led the nominating and corporate governance committee of the board of directors to recommend that Dr. McCarthy as a nominee for director, as of the date of this proxy statement.

Name	Position	Age
Sean A. McCarthy, D. Phil.	President and Chief Executive Officer, Director	49

Sean A. McCarthy, D. Phil.

Dr. McCarthy has served as a member of our board of directors and our president and chief executive officer since August 2011. Previously, Dr. McCarthy served as our chief business officer from December 2010 to August 2011. From April 2006 to December 2010, he was a transactional partner at Pappas Ventures, a venture capital firm, where he helped drive investments in therapeutic, medical device and molecular diagnostic companies. Prior to Pappas Ventures, Dr. McCarthy was the vice president of business development at SGX Pharmaceuticals, Inc., where he spearheaded a wide range of strategic collaborations with major pharmaceutical companies, and served on the management team that led to the initial public offering of the company in 2006, before the Company’s ultimate acquisition by Eli Lilly and Company. Prior to SGX Pharmaceuticals, Inc.,

Dr. McCarthy was associate director of program management at Millennium Pharmaceuticals, Inc., where he managed therapeutic protein programs and a research team that invented novel genomic techniques for the identification of therapeutic proteins. Dr. McCarthy is an author on multiple peer reviewed scientific publications and patent applications. Dr. McCarthy received his B.Sc. in biochemistry and pharmacology at King’s College, University of London, his D. Phil. in cancer biology from St. John’s College, University of Oxford and his M.B.A. from the Rady School at the University of California, San Diego. Dr. McCarthy currently serves on the board of directors of the California Life Sciences Association. The nominating and corporate governance committee believes that Dr. McCarthy’s experience serving as our chief executive officer, combined with his experience in the biopharmaceutical and the venture capital industries, provide him with the qualifications and skills to serve as a member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEE.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP has audited our financial statements for the fiscal years ended December 31, 2015 and 2014. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in our best interests and our stockholders’ best interest.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and cast on this proposal will be required to ratify the selection of PricewaterhouseCoopers LLP for our fiscal year ending December 31, 2016. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE CYTOMX THERAPEUTICS, INC. ANNUAL INCENTIVE PLAN

At the annual meeting, our stockholders will be asked to approve the CytomX Therapeutics, Inc. Annual Incentive Plan (the “Bonus Plan”) under which officers and other employees of the Company would be eligible to receive incentive payments based on the achievement of objective performance goals for performance periods commencing after June 10, 2016. The Bonus Plan was approved by the board of directors on April 15, 2016, subject to stockholder approval. If the Bonus Plan is approved by our stockholders at the annual meeting, it is intended that the Bonus Plan will qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which would generally allow awards granted under the Bonus Plan to be tax deductible by us, assuming other applicable regulatory requirements are satisfied.

The Bonus Plan will allow the Compensation Committee to utilize specified financial or individual measures (as more fully described below) when determining awards under the Bonus Plan. Section 162(m) limits the deduction for federal income tax purposes of compensation for the chief executive officer and certain other most highly compensated executive officers as of the last day of a company’s taxable year (collectively, the “162(m) covered employees”) to $1 million per year, unless such compensation qualifies as “performance-based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation paid to the 162(m) covered employees to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members, or a subcommittee thereof, meeting the definition of “outside director” as defined in Section 162(m). In addition, the measures established by such a committee must be based upon performance measures, the material terms of which are approved by the stockholders.

We are accordingly requesting the stockholders to approve the Bonus Plan in accordance with Section 162(m). If stockholders do not approve the Bonus Plan in accordance with Section 162(m), then the compensation committee will re-evaluate the compensation program in order to continue to provide compensation to attract, retain and motivate its executive officers.

The following is a description of the Bonus Plan. This description is qualified in its entirety by reference to the Bonus Plan, a copy of which has been included as Appendix A to this proxy statement.

Description of the Bonus Plan

The purpose of the Bonus Plan is to retain and motivate officers and other employees of the Company who are designated by the compensation committee to participate in the Bonus Plan for a specified performance period commencing after June 10, 2016 (a “Performance Period”) by providing such designated officers and employees with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for that Performance Period. The Bonus Plan will be administered by the compensation committee, which is comprised solely of independent directors.

All officers and other employees of the Company and its subsidiaries are eligible to be designated as participants in the Bonus Plan. The compensation committee, in its discretion, will designate the eligible employees who will participate in the Bonus Plan for a specified Performance Period, and will do so not later than 90 days after the beginning of the Performance Period or, if earlier, not later than the date on which 25% of the Performance Period has been completed (the “Applicable Period”). As of April 12, 2016, approximately 65 officers and other employees would have been eligible to participate in the Bonus Plan; however, it is anticipated that only our executive officers (currently, five individuals) will be eligible to receive awards under the Bonus Plan.

Under the Bonus Plan, payment of awards to participating employees is subject to the attainment of specific performance goals and other terms and conditions established by the compensation committee during the Applicable Period for each Performance Period. A participant may receive an award under the Bonus Plan based upon achievement of a performance goal or goals using one or more objective corporate-wide or subsidiary, division, operating unit or individual measures. With respect to bonuses payable to persons who are, or are expected to be, employed as the chief executive officer or certain of the other most highly compensated executive officers of the Company as of the last day of the Company’s taxable year (“162(m) Covered Employees”) and to the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, the applicable performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of a specified fair market value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; earnings of the Company before or after taxes and/or interest; revenues; expenses; market share; cash flow or cost reduction goals; interest expense; return on investment; return on investment capital; return on operating costs; economic value created; operating margin; gross margin; the achievement of annual operating profit plans; net income; earnings before interest, depreciation and/or amortization; operating earnings after interest expense and before incentives, and/or extraordinary or special items; operating earnings; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, days sales outstanding goals, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. With respect to participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein.

If the relevant performance goals are attained during the Performance Period, a participant will be eligible to receive a cash award. Performance goal targets are expressed in terms of an objective formula or standard which may be based on an employee’s base salary, or a multiple thereof, at the time or immediately before the performance goals for such Performance Period were established. In all cases, the compensation committee has the sole and absolute discretion to reduce the amount of any payment under the Bonus Plan that would otherwise be made to any participant or to decide that no payment shall be made. No participant will receive a payment under the Bonus Plan with respect to any Performance Period having a value in excess of $3,000,000, which maximum amount will be proportionally adjusted with respect to Performance Periods that are less than or more than one year in durations.

Determination of the performance compensation awarded to each participant is to be made at a time determined by the compensation committee after the last day of each Performance Period following a certification by the compensation committee that the applicable performance goals were satisfied. During the Applicable Period, the compensation committee will establish terms regarding the timing of payment of awards.

The compensation committee may delegate its responsibilities under the Bonus Plan to our chief executive officer or such other executive officer of the Company as it deems appropriate, except that the compensation committee may not delegate its responsibilities with respect to bonuses payable to 162(m) Covered Employees. No compensation will be paid under the Bonus Plan to 162(m) Covered Employees if the Bonus Plan is not approved by stockholders. If approved, the Bonus Plan will be effective for Performance Periods commencing June 10, 2016. The board of directors may terminate the Bonus Plan at any time.

New Plan Benefits

The value of the performance-based awards granted under the Bonus Plan is subject to performance objectives established by the compensation committee and is, therefore, not determinable. Please see the “2015 Summary Compensation Table” for the value of payouts received under the Company’s annual bonus plan by each of our named executive officers for performance in 2015.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and cast on this proposal will be required to approve the CytomX Therapeutics, Inc. Annual Incentive Plan. Abstentions and broker non-votes will not be counted as votes cast on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE PERFORMANCE MEASURES INCLUDED IN THE CYTOMX THERAPEUTICS, INC. 2015 EQUITY INCENTIVE PLAN

At the annual meeting, our stockholders will be asked to approve the material terms of the performance measures used for performance-based awards granted under the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), in accordance with Section 162(m) of the Code. The 2015 Plan was approved by the board of directors on September 17, 2015, and by our stockholders on October 2, 2015. Stockholders are being asked to approve the performance measures under the 2015 Plan so that certain compensation paid under the 2015 Plan may qualify as performance-based compensation under Section 162(m), assuming other applicable conditions are satisfied. Stockholders are not being asked to approve an increase in the number of shares available under the 2015 Plan or any amendment to the 2015 Plan.

As discussed in Proposal 3, Section 162(m) limits the deduction for federal income tax purposes of compensation for 162(m) covered employees to $1 million per year, unless such compensation qualifies as “performance-based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation paid to the 162(m) covered employees to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members meeting the definition of “outside director” used for purposes of Section 162(m). In addition, the performance measures established by such a committee, which in our case would be the compensation committee, must be based upon performance measures, the material terms of which are approved by stockholders. Following our IPO, that stockholder approval must be obtained no later than the first regularly scheduled meeting of stockholders that occurs after the close of the third calendar year following the calendar year in which the Company became a publicly-held corporation.

We are accordingly requesting the stockholders to approve the material terms of the performance measures for the 2015 Plan in accordance with Section 162(m).

The following is a description of the material terms of the performance measures and certain other material terms of the 2015 Plan. This description is qualified in its entirety by reference to the 2015 Plan, a copy of which has been included as Appendix B to this proxy statement.

Material Terms of the Performance Measures

Eligible Participants

All officers, non-employee directors, employees, consultants, agents and independent contractors, and persons expected to become officers, non-employee directors, employees, consultants, agents and independent contractors of the Company or any of our subsidiaries are eligible to receive awards under the 2015 Plan. The compensation committee of our board will determine the participants under the 2015 Plan. As of April 12, 2016, approximately five executive officers, 60 other employees and seven non-employee directors were eligible to participate in the 2015 Plan.

Award Limits

To the extent necessary for an award to be qualified performance—based compensation under Section 162(m), (i) the maximum number of shares of Company common stock with respect to which options and share appreciation rights, or a combination thereof, may be granted during any fiscal year of the Company to any person is 1,417,867, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, (ii) the maximum number of shares of Company common stock with respect to which restricted shares or restricted share units subject to performance measures or performance units denominated in shares of Company common stock that may be granted during any fiscal year of the Company to any person is 1,417,867, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, and (iii) the maximum amount that may be earned by any person during any fiscal year of the Company with respect to performance units denominated in cash is $3,000,000; provided, however, that each of the per person limits set forth in this sentence will be multiplied by two for awards granted to participants in the year such participants’ employment with the Company commences.

Performance Measures

To the extent an award is intended to qualify as performance-based compensation under Section 162(m), the performance measures to be used under the 2015 Plan will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of common stock of the Company of a specified fair market value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; earnings of the Company before or after taxes and/or interest; revenues; expenses; market share; cash flow or cost reduction goals; interest expense; return on investment; return on investment capital; return on operating costs; economic value created; operating margin; gross margin; the achievement of annual operating profit plans; net income; earnings before interest, depreciation and/or amortization; operating earnings after interest expense and before incentives, and/or extraordinary or special items; operating earnings; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, days sales outstanding goals, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. With respect to participants who are not 162(m) covered employees and who are not expected to be 162(m) covered employees at any time during the applicable performance period, the performance goals may include any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed above.

Summary Description of the 2015 Plan

Under the 2015 Plan, the Company may grant: nonqualified options; incentive stock options; share appreciation rights; bonus shares; restricted shares; restricted share units; and performance units. The purposes of the 2015 Plan are (i) to align the interests of the Company’s stockholders and the recipients of awards under the 2015 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining non-employee directors, officers, employees and other service providers and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

Administration

The compensation committee will interpret, construe and administer the 2015 Plan. The compensation committee’s interpretation, construction and administration of the 2015 Plan and all of its determinations thereunder will be final, conclusive and binding on all persons. The compensation committee will have the authority to determine the participants in the 2015 Plan, the form, amount and timing of any awards, the performance goals, if any, and all other terms and conditions pertaining to any award. The compensation committee may take any action such that (i) any outstanding options and share appreciation rights become exercisable in part or in full, (ii) all or any portion of a restriction period on any restricted shares or restricted share units will lapse, (iii) all or a portion of any performance period applicable to any outstanding award will lapse and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at the target level or any other level.

The compensation committee may delegate some or all of its powers and authority to the board of directors, the chief executive officer and president or other executive officer as the compensation committee deems appropriate, subject to Section 162(m) and Section 16 of the Exchange Act, except that the compensation committee may not delegate its responsibilities with respect to awards granted to 162(m) covered employees.

Available Shares

The 2015 Plan initially reserved 2,444,735 shares of common stock for issuance of awards under the 2015 Plan, subject to adjustment for stock splits and other similar changes in capitalization. The number of available shares will be reduced by the aggregate number of shares that become subject to outstanding awards granted under the 2015 Plan. As of the first day of each calendar year beginning on or after January 1, 2016, the number of shares available for all awards under the 2015 Plan, other than incentive stock options, will automatically increase by 4% of the number of shares that are issued and outstanding as of that date, unless the compensation committee approves an increase of a lesser percentage. To the extent that shares subject to an outstanding award granted under the 2015 Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the settlement of an award in cash, then those shares will again be available under the 2015 Plan. Shares subject to an award under the 2015 Plan may not be made available for issuance under the 2015 Plan if such shares are: (i) shares that were subject to a share-settled share appreciation right and were not issued upon the net settlement or net exercise of such share appreciation right, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay withholding taxes related to an award under the 2015 Plan, or (iv) shares repurchased on the open market with the proceeds of an option exercise. On April 12, 2016, the closing sales price per share of Company common stock as reported on The NASDAQ Global Select Market was $13.15.

Effective Date, Termination and Amendment

The 2015 Plan became effective on October 6, 2015 and will terminate on the September 17, 2025, unless earlier terminated by the board of directors. The board of directors may amend the 2015 Plan at any time, subject to stockholder approval if required by applicable law, rule or regulation, including Section 162(m), or any rule of the NASDAQ. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Change in Control

In the event of a change in control, the board of directors may, in its discretion, (i) provide that (a) some or all outstanding options and share appreciation rights will immediately become exercisable in full or in part, (b) the restriction period applicable to some or all outstanding share awards will lapse in full or in part, (c) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (d) the performance measures applicable to some or all outstanding awards will be deemed to be satisfied at the target or any other level, (ii) require that shares of stock of the Company resulting from such change in control, or a parent corporation thereof, be substituted for some or all of our shares subject to an outstanding award, and/or (iii) require outstanding awards, in whole or in part, to be surrendered by the holder, and to be immediately cancelled, and to provide for the holder to receive (a) a cash payment in an amount equal to (1) in the case of an option or share appreciation right, the number of our shares then subject to the portion of such option or share appreciation right surrendered, whether vested or unvested, multiplied by the excess, if any, of the fair market value of a share of our common stock as of the date of the change in control, over the purchase price or base price per share of our common stock subject to such option or share appreciation right, (2) in the case of a share award, the number of shares of our common stock then subject to the portion of such award surrendered, whether vested or unvested, multiplied by the fair market value of a share of our common stock as of the date of the change in control, and (3) in the case of a performance unit award, the value of the performance units then subject to the portion of such award surrendered, whether vested or unvested; (b) shares of capital stock of the Company resulting from such change in control, or a parent corporation thereof, having a fair market value not less than the amounts determined under clause (iii)(a) above; or (c) a combination of the payment of cash pursuant to clause (iii)(a) above and the issuance of shares pursuant to clause (iii)(b) above.

Under the 2015 Plan, a change in control is generally defined as: (i) a person’s or entity’s acquisition, other than from us, of beneficial ownership of 50% or more of either our then outstanding shares or the combined voting power of our then outstanding voting securities, but excluding certain acquisitions by the Company, its subsidiaries or employee benefit plans, or by a corporation in which our shareholders hold a majority interest; (ii) a reorganization, merger or consolidation of the Company if our shareholders do not thereafter beneficially own more than 50% of the outstanding shares or combined voting power of the resulting company; (iii) an unapproved change in the composition of a majority of our board; or (iv) a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of our assets; but excluding, in any case, the initial public offering or any bona fide primary or secondary public offering following the occurrence of the initial public offering.

Tax Matters

In general, a participant will not recognize taxable income at the time an option is granted. Upon exercise of a non-qualified option, a participant will recognize compensation, taxable as ordinary income, equal to the excess of the fair market value of the shares of common stock purchased over their exercise price. In the case of “incentive stock options,” within the meaning of Section 422 of the Code, a participant will not recognize ordinary income at the time of exercise (except for purposes of the alternative minimum tax), and if the participant observes certain holding period requirements, then when the shares are sold, the entire gain over the exercise price will be taxable at capital gains rates. If the participant does not observe the holding period requirements, then when the shares are sold, the participant generally will recognize compensation, taxable as ordinary income, equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the sale of the shares) over the exercise price. A participant has no taxable income at the time share appreciation rights are granted, but will recognize compensation taxable as ordinary income upon exercise in an amount equal to the fair market value of any shares of common stock delivered and the amount of any cash paid by the Company. A participant who is granted restricted shares, including shares subject to performance conditions, generally will not recognize taxable income at the time the restricted shares are granted, but will recognize compensation taxable as ordinary income at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares of common stock at such time over the amount, if any, paid for such shares. However, a participant instead may elect to recognize compensation taxable as ordinary income on the date the restricted shares are granted in an amount equal to the fair market value of the shares on that date over the amount, if any, paid for such shares. If such election is made, any subsequent gain upon disposition of the shares will be taxable at capital gains rates. The taxation of other share-based awards will depend on how such awards are structured. Generally, a participant who is granted an award of restricted share units, including restricted share units subject to performance conditions, or some other performance unit will not recognize taxable income at the time such award is granted. When the restrictions applicable to the award lapse, and the shares of common stock subject to the restricted share units or other award are transferred (or any amount of cash is paid) to the participant, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares of common stock on the date of transfer and the amount of any cash paid by the Company.

Subject to the Section 162(m) deduction limitation described above, the Company may deduct, as a compensation expense, the amount of ordinary income recognized by a participant in connection with the 2015 Plan at the time such ordinary income is recognized by that participant.

New Plan Benefits

The number of performance-based awards granted under the 2015 Plan in any year is subject to the compensation committee’s discretion and is, therefore, not determinable.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and cast on this proposal will be required to approve the performance measures included in the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan. Abstentions and broker non-votes will not be counted as votes cast on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2016, by: (i) each director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership**
Beneficial Owner	Number of Shares	Percent of Total
Third Rock Ventures, L.P.(1)	8,670,348	24.03%
FMR LLC(2)	5,403,643	14.97%
Canaan IX L.P.(3)	4,884,755	13.54%
Pfizer Inc.(4)	2,017,604	5.59%
CytomX Therapeutics Holdings, LLC(5)	2,252,976	6.24%
Roche Finance Ltd(6)	1,903,579	5.28%
Sean A. McCarthy, D. Phil.(7)	869,324	2.36%
Neil Exter	—	—
Frederick W. Gluck(8)	249,115	* %
Hoyoung Huh, M.D., Ph.D.(9)	359,993	0.99%
Elaine V. Jones, Ph.D.	—	—
Timothy M. Shannon, M.D.	—	—
Matthew P. Young(10)	26,895	* %
Robert C. Goeltz II(11)	86,560	* %
Rachel W. Humphrey, M.D.(12)	54,624	* %
W. Michael Kavanaugh, M.D.(13)	104,603	* %
All executive officers and directors as a group (11 persons)(14)	1,762,998	4.70%

*	Denotes ownership percentage less than one percent.
**	This table is based upon information supplied by officers, directors and principal stockholders and Forms 3, Forms 4 and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 36,085,809 shares outstanding on March 31, 2016, adjusted as required by rules promulgated by the SEC.
(1)	Based solely on the Schedule 13G filed with the SEC on February 10, 2016, by Third Rock Ventures, L.P. (“TRV”), Third Rock Ventures GP, L.P. (“TRV GP”), the sole general partner of TRV, TRV GP, LLC (“TRV GP LLC”), the sole general partner of TRV GP, and Mark Levin (“Levin”), Kevin P. Starr (“Starr”) and Robert I. Tepper (“Tepper”), each a managing member of TRV GP LLC. TRV owns 8,670,348 shares of our common stock. Each of TRV GP, TRV GP LLC, Levin, Starr and Tepper may be deemed to beneficially own the shares held by TRV. Neil Exter, a member of our board of directors, is a partner of Third Rock Ventures. Mr. Exter does not have voting or investment power over any of the shares purchased by Third Rock Ventures, L.P. The address of TRV LP is 29 Newbury Street, Suite 401, Boston, Massachusetts 02116.
(2)

Based solely on the Schedule 13G/A (Amendment No. 1) filed with the SEC on February 12, 2016, by FMR LLC, a Delaware limited liability company, and Abigail P. Johnson. 5,403,643 shares of our common stock are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’

voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of the principal place of business of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(3)	Based solely on the Schedule 13G filed with the SEC on February 11, 2016, by Canaan IX L.P. and Canaan Partners IX LLC. Canaan IX L.P. owns 4,884,755 shares of our common stock. Canaan Partners IX LLC is the general partner of Canaan IX L.P. and may be deemed to beneficially own the shares held by Canaan IX L.P. Timothy M. Shannon, M.D. is a non-managing member of Canaan Partners IX LLC, the general partner of Canaan IX L.P., and a member of our board of directors. Dr. Shannon does not have beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by Canaan IX L.P. The address of Canaan IX L.P. and Canaan Partners IX LLC is 285 Riverside Avenue, Suite 250, Westport, Connecticut 06880.
(4)	Based solely on the Schedule 13G filed with the SEC on October 21, 2015 by Pfizer Inc. 2,017,604 shares of our common stock are beneficially owned by Pfizer Inc. The business address for Pfizer Inc. is 235 East 42nd Street, New York, New York 10017.
(5)	Based solely on the Form S-1 (Amendment No. 5) filed with the SEC on October 6, 2015 by the Company. Consists of 2,252,976 shares of our common stock held by CytomX Therapeutics Holdings, LLC. Alan J. Heeger and Gary Wilcox are the managing members of CytomX Therapeutics Holdings, LLC and may be deemed to share voting and investment power over the shares held by CytomX Therapeutics Holdings, LLC. Each of them disclaims beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein, if any. The address of CytomX Therapeutics Holdings, LLC is 1421 State Street, Suite B, Santa Barbara, California 93101.
(6)	Based solely on the Form S-1 (Amendment No. 5) filed with the SEC on October 6, 2015 by the Company. Consists of 1,903,579 shares of our common stock held by Roche Finance Ltd. Roche Finance Ltd exercises voting and investment control over the shares held by it. Roche Finance Ltd is wholly-owned by Roche Holding Ltd. Roche Holding Ltd’s American Depository Receipt is cross-listed on OTCQX International Premier under the symbol RHHBY. Roche Holding Ltd’s non-voting equity securities and its voting shares are both listed on SIX Swiss Exchange. The address of Roche Finance Ltd is Grenzacherstrasse 122, 4070 Basel, Switzerland.
(7)	Consists of (a) 158,737 shares of our common stock held in the McCarthy Family Trust dated August 9, 2001, Sean A. McCarthy and Jeanette J. McCarthy, as Trustees and (b) 710,587 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2016.
(8)	Consists of (a) 155,991 shares of our common stock, 5,000 of which are held by Richlin Partners, LLC, an entity owned by the spouse of Frederick W. Gluck and 3,200 of which are held by the spouse of Frederick W. Gluck and (b) 93,124 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2016.
(9)	Consists of 359,993 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2016.
(10)	Consists of 26,895 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2016.
(11)	Consists of 86,560 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2016.
(12)	Consists of 54,624 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2016.
(13)	Consists of (a) 13,917 shares of our common stock and (b) 90,686 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2016.
(14)	Consists of (a) 331,645 shares of our common stock and (b) 1,431,353 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2016.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2015, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have adopted a written related party transactions policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had, has or will have a direct or indirect material interest, including indebtedness, guarantees of indebtedness and employment by us of a related party.

A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee of our board of directors or the chairperson of the audit committee in accordance with the standards set forth in the policy after full disclosure of the related party’s interests in the transaction. As appropriate for the circumstances, the audit committee or the chairperson of the audit committee, as applicable, shall review and consider:

•	the related party’s interest in the transaction;

•	the approximate dollar value of the amount involved in the related party transaction;

•	the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in our ordinary course of business;

•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose and the potential benefits of the related party transaction to us;

•	required public disclosure, if any; and

•	any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Certain Related Party Transactions

We describe below transactions and series of similar transactions since January 1, 2015, to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed $120,000 and (ii) any of our directors, executive officers, holders of more than five percent of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required in the sections titled “Director Compensation” and “Executive Compensation,” respectively, in this proxy statement.

Participation in the initial public offering

Certain holders of more than five percent of our capital stock and their affiliated entities and one of our directors purchased shares of our common stock in the initial public offering of our common stock, which closed on October 14, 2015 (the “IPO”), from the underwriters for payment in excess of $120,000 as summarized in the following table. The underwriters received the same underwriting discount from the sale of the shares of our common stock to these holders as they did from other shares of our common stock sold to the public in the IPO.

Participants	Number of Shares of Common Stock Purchased	Aggregate Purchase Price ($)
Entities affiliated with Fidelity Management & Research Company	2,777,500	33,330,000
Pfizer Inc.	416,666	4,999,992
Frederick W. Gluck(1)	15,000	180,000

(1)	Consists of (a) 10,000 shares of our common stock purchased by Frederick W. Gluck and (b) 5,000 shares of our common stock purchased by Richlin Partners, LLC, an entity owned by the spouse of Frederick W. Gluck.

Issuance of preferred stock in 2015

In February 2015 and May 2015, we issued and sold an aggregate of 941,842 shares of our Series C preferred stock at a purchase price of $5.309387 per share for an aggregate purchase price of approximately $5.0 million in cash, including (i) 659,209 shares issued to Canaan IX L.P. for an aggregate purchase price of approximately $3.5 million and (iii) 282,633 shares issued to CytomX Therapeutics Holdings, LLC for an aggregate purchase price of approximately $1.5 million.

In June 2015, we issued and sold an aggregate of 7,490,540 shares of our Series D preferred stock at a purchase price of $9.345101 per share for an aggregate purchase price of approximately $70.0 million in cash, including 2,461,177 shares issued to entities affiliated with Fidelity Management & Research Company for an aggregate purchase price of approximately $23.0 million.

Name	Number of Shares of Series C Preferred Stock	Number of Shares of Series D Preferred Stock
Entities affiliated with Fidelity Management & Research Company(1)	—	2,461,177
Canaan IX L.P.(2)	659,209	—
CytomX Therapeutics Holdings, LLC	282,633	—

(1)	Consists of (a) 287,485 shares purchased by Fidelity Select Portfolios: Biotechnology Portfolio, (b) 64,961 shares purchased by Fidelity Advisory Series VII: Fidelity Advisor Biotechnology Fund, (c) 189,110 purchased by Fidelity Growth Company Commingled Pool, (d) 207,739 shares purchased by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (e) 794,033 shares purchased by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (f) 105,499 shares purchased by Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund—Healthcare Sub, (g) 27,627 shares purchased by Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund—Health Care Sub, (h) 2,584 shares purchased by Fidelity Blue Chip Growth Commingled Pool, (i) 137,854 shares purchased by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, (j) 378,621 shares purchased by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, (k) 4,032 shares purchased by Fidelity OTC Commingled Pool, (l) 244,269 shares purchased by Fidelity Securities Fund: Fidelity OTC Portfolio and (m) 17,363 shares purchased by Pyramis Lifecycle Blue Chip Growth Commingled Pool.
(2)	Consists of 659,209 shares of Series C preferred stock purchased by Canaan IX L.P. Timothy M. Shannon, M.D., a member of our board of directors, is a non-managing member of Canaan Partners IX LLC, the general partner of Canaan IX L.P. Dr. Shannon does not have voting or investment power over any of the shares directly held by Canaan IX L.P.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement, dated as of June 12, 2015, pursuant to which certain of our stockholders, including certain holders of five percent or more of our capital stock and entities affiliated with certain of our directors, have the right to demand that we file a registration statement for their shares of our common stock or request that their shares of our common stock be covered by a registration statement that we are otherwise filing, including, in each case, shares of our common stock that were issued upon conversion of convertible preferred stock.

Demand Registration Rights

At any time after 180 days following the completion of the IPO on October 14, 2015, the holders of at least a majority of the registrable securities have the right to demand that we file, on no more than two occasions, a registration statement on Form S-1 to register all or a portion of their registrable securities, provided that the anticipated aggregate offering price of the registrable securities to be sold under the registration statement on Form S-1 exceeds $30 million, net of underwriting discounts and commissions.

Form S-3 Registration Rights

After the closing of this offering, the holders of at least ten percent of the registrable securities have the right to demand that we file an unlimited number of registration statements on Form S-3 provided that the anticipated aggregate offering price of the registrable securities to be sold under the registration statement on Form S-3 exceeds $5 million, net of underwriting discounts and commissions.

Piggyback Registration Rights

If we propose to register any of our securities under the Securities Act of 1933, as amended (the “Securities Act”), for sale to the public, other than with respect to (i) any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of registrable securities, or (iv) a registration related to stock issued upon conversion of debt securities, the holders of registrable securities are entitled to receive notice of such registration and to request that we include their registrable securities for resale in the registration statement. The underwriters of the offering will have the right to limit the number of shares to be included in such registration.

Expenses of Registration; Indemnification

We are generally required to bear all registration expenses incurred in connection with any offerings pursuant to the demand, Form S-3 and piggyback registration rights described above, other than underwriting commissions and discounts. The amended and restated investors’ rights agreement contains customary indemnification provisions with respect to registration rights.

Termination of Registration Rights

The demand, Form S-3 and piggyback registration rights described above will terminate five years after the closing of the IPO. In addition, the registration rights of a holder of registrable securities will expire if all of the holder’s registrable securities may be sold without limitation (and without the requirement for us to be in compliance with the current public information requirement) under Rule 144 of the Securities Act.

Collaboration Agreement

Pfizer is one of our stockholders that owns more than five percent of our capital stock. In May 2013, we entered into a research collaboration, option and license agreement with it, pursuant to which we granted Pfizer the option to collaborate with us on preclinical research of PDCs and certain other rights in exchange for certain fees and royalties on potential future sales. Since January 1, 2015, a total of approximately $641,000 in research funding has been paid or become payable by Pfizer to us under the research collaboration, option and license agreement. In addition, upon the selection of certain targets pursuant to the collaboration agreement, it will be required to pay us additional amounts. Pfizer also has obligations to pay us certain licensing and royalty amounts.

Director and Executive Officer Agreements and Compensation

We have entered employment-related agreements with our executive officers. See section titled “Executive Compensation,” respectively, in this proxy statement for more information regarding each of these agreements and compensation of our directors and executive officers.

Note Receivable

In December 2010, we accepted a full-recourse promissory note in the amount of $180,000 from Sean A. McCarthy, D.Phil. as consideration for the exercise price for options to purchase an aggregate of 158,737 shares of our common stock. The note accrued an interest at a rate of 1.53% per annum. Dr. McCarthy has paid all amounts owed under the note, and the note has been cancelled.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their affiliated venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors

The following is a brief biography of each current director, including the one nominee for election at the 2016 Annual Meeting of Stockholders to a new term of office, the director whose term of office will expire at the 2016 Annual Meeting of Stockholders and each director whose current term of office continues through the 2016 Annual Meeting of Stockholders.

Class I Director Nominated for Election at the 2016 Annual Meeting of Stockholders

Sean A. McCarthy, D. Phil.

Dr. McCarthy has served as a member of our board of directors and our president and chief executive officer since August 2011. Previously, Dr. McCarthy served as our chief business officer from December 2010 to August 2011. From April 2006 to December 2010, he was a transactional partner at Pappas Ventures, a venture capital firm, where he helped drive investments in therapeutic, medical device and molecular diagnostic companies. Prior to Pappas Ventures, Dr. McCarthy was the vice president of business development at SGX Pharmaceuticals, Inc., where he spearheaded a wide range of strategic collaborations with major pharmaceutical companies, and served on the management team that led to the initial public offering of the company in 2006, before the Company’s ultimate acquisition by Eli Lilly and Company. Prior to SGX Pharmaceuticals, Inc., Dr. McCarthy was associate director of program management at Millennium Pharmaceuticals, Inc., where he managed therapeutic protein programs and a research team that invented novel genomic techniques for the identification of therapeutic proteins. Dr. McCarthy is an author on multiple peer reviewed scientific publications and patent applications. Dr. McCarthy received his B.Sc. in biochemistry and pharmacology at King’s College, University of London, his D. Phil. in cancer biology from St. John’s College, University of Oxford and his M.B.A. from the Rady School at the University of California, San Diego. Dr. McCarthy currently serves on the board of directors of the California Life Sciences Association.

Class I Director with Term to Expire at the 2016 Annual Meeting of Stockholders

Elaine V. Jones, Ph.D.

Dr. Jones has served as a member of our board of directors since December 2014. Since December 2008, Dr. Jones has served as Executive Director, Venture Capital of Pfizer Venture Investments, the venture capital arm of Pfizer Inc., a global pharmaceutical company. From 2003 to November 2008, Dr. Jones served as a general partner of Euclid SR Partners, a venture capital firm. From 1999 to 2003, Dr. Jones held various positions at S.R. One, the venture fund of GlaxoSmithKline plc, a global pharmaceuticals company. Dr. Jones holds a B.S. in Biology from Juniata College and a Ph.D. in Microbiology from the University of Pittsburgh. Dr. Jones will not stand for re-election at the 2016 Annual Meeting of Stockholders. Dr. Jones has decided not to stand for re-election in order to focus on her other business interests.

Class II Directors Continuing in Office until the 2017 Annual Meeting of Stockholders

Neil Exter

Mr. Exter has served as a member of our board of directors since September 2010. Mr. Exter has been a partner at Third Rock Ventures, a venture capital firm, since November 2007. Prior to joining Third Rock Ventures, Mr. Exter was the chief business officer of Alantos Pharmaceuticals Holding, Inc., leading the sale of the company to Amgen, Inc., and vice president of Millennium Pharmaceuticals, Inc., directing in-licensing and M&A. Earlier in his career, he held various executive management roles within the high technology industry. Mr. Exter currently serves on the board of directors of Cibiem, Inc., Element Science, Inc., and Rhythm Pharmaceuticals. Mr. Exter previously served on the board of directors of Lotus Tissue Repair (acquired by Shire plc), REVOLUTION Medicines, Inc. and Seventh Sense Biosystems, Inc. Mr. Exter is a member of the board research committee at Children’s Hospital Boston and the treasurer and a member of the board of directors of the

New England Venture Capital Association. Additionally, Mr. Exter is a member of the Innovation Research Fund at Partners Healthcare and the advisory council of the Electrical and Computer Engineering Department at Cornell University. Mr. Exter received his B.S. from Cornell University, M.S. from Stanford University and M.B.A. as a Baker Scholar from Harvard Business School.

Frederick W. Gluck

Mr. Gluck has served as a member of our board of directors since September 2010 and was a member of the board of directors of CytomX Therapeutics, LLC until September 2010. Mr. Gluck previously served as a member of the board of directors of Amgen, Inc. from February 1998 to October 2011. He has served as a member and the founding chairman of the board of directors of Cynvenio Biosystems, Inc. and TrueVision Systems Inc. since March 2006. Mr. Gluck served as a consultant to McKinsey & Company, Inc., an international management consulting firm (“McKinsey”), from July 1998 to July 2003. Prior to that, he was Vice Chairman and Director of Bechtel Group, Inc., an engineering, construction and project management company, from 1995 to July 1998. Mr. Gluck is a former managing partner of McKinsey, where he served from 1967 to 1995. Between 1988 and 1994, he was the Managing Director of McKinsey. He also serves as a director of the Foundation Board of the University of California, Santa Barbara, the Kavli Institute of Theoretical Physics and The New York Presbyterian Hospital (Emeritus). Mr. Gluck was the presiding director of the Hospital Corporation of America. Mr. Gluck received his B.S. from Manhattan College and M.S. from New York University in electrical engineering.

Matthew P. Young

Mr. Young has served as a member of our board of directors since September 2015. Mr. Young has been Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc since February 2015 and previously served as its Senior Vice President and Chief Financial Officer since March 2014 and as its Senior Vice President, Corporate Development since April 2013. Prior to joining Jazz Pharmaceuticals, Mr. Young worked in investment banking for approximately 20 years. From February 2009 to April 2013, Mr. Young served as a managing director in global healthcare of Barclays Capital Inc., an investment banking firm, where his role included acting as the co-head of life sciences at Barclays Capital. From 2007 to 2008, Mr. Young served as a managing director of Citigroup Global Markets Inc., an investment banking firm, and from 2003 to 2007, as a managing director of Lehman Brothers Inc., an investment banking firm. From 1992 to 2003, Mr. Young served in various capacities at other investment banking firms. In 2015, he joined the board of directors of PRA Health Sciences, Inc., a contract research company. Mr. Young received a B.S. in Economics and a M.B.A. from the Wharton School of the University of Pennsylvania.

Class III Directors Continuing in Office until the 2018 Annual Meeting of Stockholders

Hoyoung Huh, M.D., Ph.D.

Dr. Huh has served as a member of our board of directors since December 2011 and the chairman of our board of directors since February 2012. Dr. Huh has been a member of the board of directors of Geron Corporation since May 2010 and served as its chairman since September 2011. Dr. Huh also is a director of AntriaBio, Inc., a biopharmaceutical company focused on developing novel therapeutic products for the diabetes market. Dr. Huh served as a director of Addex Pharmaceuticals, a pharmaceutical discovery and development company, from May 2011 to May 2014. From February 2008 to December 2011, Dr. Huh was the chairman of the board of directors of BiPar Sciences, Inc. (“BiPar”), a biopharmaceutical company acquired in April 2009 by Sanofi-Aventis, a global pharmaceutical company. Dr. Huh served as BiPar’s president and chief executive officer from February 2008 to December 2009. Dr. Huh also served on the board of directors of Facet Biotech, a wholly-owned subsidiary of Abbott Laboratories, a global, broad-based health care company, from September 2009 to April 2010. Dr. Huh was a member of the board of directors of Nektar Therapeutics (“Nektar”), a clinical-stage biopharmaceutical company, from February 2008 to May 2009, and Nektar’s chief operating officer and senior vice president of Business Development and Marketing from March 2005 to February 2008. Prior to Nektar, Dr. Huh was a partner at McKinsey, a global management consulting firm, where he was in the biotechnology and biopharmaceutical sectors. Prior to McKinsey, he held positions as a physician and researcher at Cornell University Medical College and Sloan-Kettering Cancer Center. Dr. Huh holds an A.B. in biochemistry from Dartmouth College and an M.D. and Ph.D. in genetics and cell biology from Cornell University Medical College and Sloan-Kettering Institute.

Timothy M. Shannon, M.D.

Dr. Shannon has served as a member of our board of directors since July 2012. Dr. Shannon has been a Venture Partner at Canaan Partners, a venture capital firm, since November 2009 and a General Partner since January 2015. Dr. Shannon currently serves as a member of the boards of Arvinas, Inc. (“Arvinas”), Ideaya Biosciences, Inc., NextCure, Inc., Spyryx Biosciences, Inc. (“Spyryx”), VaxInnate Corporation, and Vivace Therapeutics, Inc. From July 2013 to December 2014, Dr. Shannon served as the chief executive officer of Arvinas. From November 2010 to September 2013, he was the chief executive officer of Aldea Pharmaceuticals, Inc. From August 2007 to September 2009, Dr. Shannon was President and Chief Executive Officer of CuraGen Corporation (“CuraGen”), a biopharmaceutical company focused on oncology, after serving as Executive Vice President of research and development and Chief Medical Officer. Prior to CuraGen, he held positions of increasing responsibility for Bayer AG’s Pharmaceutical Business Group, including Senior Vice President of Global Medical Development. He currently serves as Chairman of the board of directors of each of Arvinas and Spyryx. He previously served as a member of the board of directors of Civitas Therapeutics, Inc., which was acquired in October 2014 by Acorda Therapeutics, Inc., and Novira Therapeutics, Inc., which was acquired by Johnson & Johnson in December 2015. Until December 2014, he also served as a Director at Celldex Therapeutics, Inc., which acquired CuraGen Corporation in October 2009. Dr. Shannon served as assistant professor of the pulmonary and critical care division at Yale University School of Medicine and as an attending physician in pulmonary and critical care medicine at the West Haven V.A. Medical Center. Dr. Shannon received his post graduate medical training at the Beth Israel Hospital of Harvard Medical School and at Boston University. He earned his M.D. from the University of Connecticut and has a B.A. in chemistry from Amherst College.

Meetings of the Board of Directors

The board of directors met eight times and acted by unanimous written consent four times during the fiscal year ended December 31, 2015. Each member of the board of directors, including Rachel W. Humphrey, M.D., who resigned as a member of the board of directors in August 2015, and Matthew P. Young, who was elected as a member of the board of directors in September 2015, attended at least 75 percent of the aggregate number of meetings of our board of directors and of the committees on which he or she served, held during the period of the last fiscal year for which he or she was a director or committee member, respectively.

Corporate Governance Guidelines

The board of directors has documented our governance practices in our corporate governance guidelines to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth certain practices the board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The corporate governance guidelines and the charter for each committee of the board of directors may be viewed at www.cytomx.com.

Board Leadership Structure

The positions of chief executive officer and chairman of the board of directors are currently held by Sean A. McCarthy, D. Phil. and Hoyoung Huh, M.D., Ph.D., respectively. The board of directors believes at this time having a separate chairman provides a more effective channel for the board of directors to express its views on management, by enhancing the board’s oversight of, and independence from, management, and allows the chief executive officer to focus more on the strategy and operations of the Company.

Risk Oversight

The board of directors monitors and assesses key business risks directly through deliberations of the board of directors and also by way of delegation of certain risk oversight functions to be performed by committees of the board of directors. The board of directors regularly reviews and assesses, among other matters, the following important areas that present both opportunities and risk to the Company’s business:

•	review and approval of the Company’s annual operating and capital spending plan and review of management’s updates as to the progress against plan and any related risks and uncertainties;

•	periodic consideration of the balance of risk and opportunities presented by the Company’s medium to long-term strategic plan and the potential implications of success and failure in one or more of the Company’s key drug development programs;

•	regular consideration of the risks and uncertainties presented by alternative clinical development strategies;

•	regular review of the progress and results of the Company’s clinical development programs and early research efforts, including, without limitation, the strengths, weaknesses, opportunities and threats for these programs;

•	periodic review and oversight of any material outstanding litigation or threatened litigation;

•	review and approval of material collaboration partnerships for the further development and commercial exploitation of the Company’s proprietary drug development programs and technologies;

•	regular review and approval of the annual corporate goals and an assessment of the Company’s level of achievement against these established goals;

•	regular review of the Company’s financial position relative to the risk and opportunities for the Company’s business;

•	periodic review of the Company’s intellectual property estate;

•	review and assessment of succession planning and performance concerns for the Section 16 officers; and

•	periodic review of the Company’s compensation programs.

The discussion above of risk oversight matters reviewed by the board of directors is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the board of directors in providing oversight and direction for the Company’s senior management and business.

The risk oversight function of the board of directors is also administered through various board committees. The audit committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The audit committee also periodically reviews the Company’s investment policy for its cash reserves and fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline.

The compensation committee is responsible for the design and oversight of the Company’s compensation programs. The compensation committee also regularly reviews and reports to the board of directors on succession planning for the chief executive officer and certain other select senior management positions.

The nominating and corporate governance committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address. The nominating and corporate governance committee periodically reviews the composition of the board of directors to help ensure that a diversity of skills and experiences is represented by the members of the board of directors taking into account the stage of growth of the Company and its strategic direction.

In carrying out their risk oversight functions, the board of directors and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The board of directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a drug development Company and the fast-paced changes in the biopharmaceutical industry.

Independence of the Board of Directors

Under the rules of The NASDAQ Stock Market LLC (“NASDAQ”), independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and in NASDAQ rule 5605(c)(2)(A). Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that none of our directors, other than Dr. McCarthy, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the NASDAQ rules. Our board of directors determined that Neil Exter and Frederick W. Gluck, members of our audit committee and compensation committee, Matthew P. Young, a member of our audit committee and nominating and corporate governance committee, Timothy M. Shannon, M.D., a member of our compensation committee, and Hoyoung Huh, M.D., Ph.D., a member of our nominating and corporate governance committee, satisfy the independence standards established by applicable SEC and the NASDAQ rules, including, with respect to Mr. Gluck and Mr. Young, the heightened independence criteria applicable to the audit committee, as set forth in Rule 10A-3 and NASDAQ Rule 5605. Mr. Exter, a member of our audit committee, does not meet the heightened independence criteria set forth in Rule 10A-3 and NASDAQ Rule 5605 since Third Rock Ventures, L.P. continues to own more than ten percent of our capital stock as of March 31, 2016. We intend to satisfy the audit committee independence requirements of the listing standards of NASDAQ within the one-year transition period provided by Rule 10A-3 and the NASDAQ rules. In making these determinations, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Information Regarding the Committees of the Board of Directors

The board of directors has three regularly constituted committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information as of December 31, 2015 for each of the board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Sean A. McCarthy, D. Phil.	—	—	—
Neil Exter	X	X	—
Frederick W. Gluck	X	X	—
Hoyoung Huh, M.D., Ph.D.	—	—	X(1)
Elaine V. Jones, Ph.D.(2)	—	—	—
Timothy M. Shannon, M.D.	—	X(1)	—
Matthew P. Young	X(1)	—	X
Rachel W. Humphrey, M.D.(3)	—	—	—

Total meetings in 2015	4	4	0

(1)	Committee chairman.
(2)	Dr. Jones will not be standing for re-election as a director at the 2016 Annual Meeting of Stockholders.
(3)	Dr. Humphrey resigned as a member of the board of directors in August 2015.

Below is a description of each committee of the board of directors.

Audit Committee

The audit committee of the board of directors oversees our corporate accounting and financial reporting process. For this purpose, the audit committee performs several functions. The responsibilities of the audit committee include, among other things:

•	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

•	periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our company and reviewing and, if appropriate, approving all transactions between our company and any related party (as described in Item 404 of Regulation S-K promulgated under the Exchange Act);

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and will have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The audit committee has the authority to retain special legal, accounting or other consultants to advise the committee as it deems necessary, at the Company’s expense, to carry out its duties and to determine the compensation of any such advisors.

The members of the audit committee are Matthew P. Young, Neil Exter and Frederick W. Gluck. Mr. Young serves as the chairperson of the committee. Our board of directors has determined that Mr. Young and Mr. Gluck are “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and The NASDAQ Global Select Market. Mr. Exter is a partner of Third Rock Ventures but does not have voting or investment power over any of the shares purchased by Third Rock Ventures, L.P. Since Third Rock Ventures, L.P. continues to own more than ten percent of our capital stock as of March 31, 2016, Mr. Exter does not meet the heightened independence criteria set forth in Rule 10A-3 and NASDAQ Rule 5605. We intend to satisfy the audit committee independence requirements of the listing standards of NASDAQ within the one-year transition period provided by Rule 10A-3 and the NASDAQ rules. Our board of directors has designated Mr. Young as an “audit committee financial expert” as defined under the applicable rules of the SEC. The audit committee has adopted a written audit committee charter, which is available on our corporate website at www.cytomx.com.

Compensation Committee

The compensation committee of the board of directors reviews the type and level of compensation for directors, officers, employees and compensation consultants of the Company, recommends compensation actions to the board of directors and administers the variable compensation programs to be adopted by the Company. The responsibilities of the compensation committee include, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing our compensation, welfare, benefit and pension plans and similar plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation; and

•	preparing for inclusion in our proxy statement the report, if any, of the compensation committee required by the SEC.

The compensation committee has the power to investigate any matter brought to its attention within the scope of its duties and will have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The compensation committee has the sole authority to retain or replace, at the Company’s expense, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the committee believes to be necessary or appropriate. The committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The compensation committee retained an independent compensation consultant during each of 2014, 2015 and 2016 to provide a perspective on the competitive labor market.

The members of the compensation committee are Timothy M. Shannon, M.D., Neil Exter and Frederick W. Gluck. Dr. Shannon serves as the chairperson of the committee. Our board of directors has determined that each member of the compensation committee is an independent director for compensation committee purposes as that term is defined in the applicable NASDAQ rules, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee has adopted a written audit committee charter, which is available on our corporate website at www.cytomx.com.

Nominating and Corporate Governance Committee

The responsibilities of the nominating and corporate governance committee include, among other things:

•	developing and recommending to the board of directors criteria for membership on the board of directors and committees;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each committee of the board of directors;

•	annually reviewing our corporate governance guidelines; and

•	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

The nominating and corporate governance committee has the power to investigate any matter brought to its attention within the scope of its duties and will have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The nominating and corporate governance committee may retain, at the Company’s expense, any independent counsel, experts or advisors that the committee believes to be desirable and appropriate. The committee may also use the services of the Company’s regular legal counsel or other advisors to the Company.

The nominating and corporate governance committee is comprised of Hoyoung Huh, M.D., Ph.D., who serves as the chairperson of the committee, and Matthew P. Young. Our board of directors has determined that each of Dr. Huh and Mr. Young is an independent director for nominating and corporate governance committee purposes as that term is defined in the applicable rules of The NASDAQ Global Select Market. The nominating and corporate governance committee has adopted a written audit committee charter, which is available on our corporate website at www.cytomx.com.

The nominating and corporate governance committee reviews candidates for director nominees in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the nominating and corporate governance committee considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of our board to maintain a balance of knowledge, experience and capability. The committee also periodically reviews the overall effectiveness of the board, including board attendance, level of participation, quality of performance, self-assessment reviews and any relationships or transactions that might impair director independence. In the case of new director candidates, the committee will also determine whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee may also use its network of contacts to compile a list of potential candidates and engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote.

The nominating and corporate governance committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the nominating and corporate governance committee at the next appropriate meeting. The nominating and corporate governance committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board.

Stockholder Communications with the Board of Directors

The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received shall be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of director’s next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.cytomx.com. Amendments to, and waivers from, the code of business conduct and ethics that apply to any director, executive officer or persons performing similar functions will be disclosed at the website address provided above and, to the extent required by applicable regulations, on a Current Report on Form 8-K filed with the SEC.

DIRECTOR COMPENSATION

Director Compensation Table—Year Ended December 31, 2015

The following table presents information regarding the compensation paid for 2015 to members of our board of directors who are not also employed by us or any of our subsidiaries (our non-employee directors). The compensation paid to Sean A. McCarthy, D. Phil., who is also our president and chief executive officer, is set forth in the section titled “Executive Compensation” in this proxy statement. Dr. McCarthy was not entitled to receive additional compensation for his service as a director. In addition, Rachel W. Humphrey, M.D., our chief medical officer, served as a director prior to her joining the company as an employee. The director compensation received by Dr. Humphrey for her service as a non-employee director is included in the 2015 Summary Compensation Table in the section titled “Executive Compensation.”

NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS(1) ($)	TOTAL ($)
Neil Exter	—	—	—
Frederick W. Gluck	—	31,926	31,926
Hoyoung Huh, M.D., Ph.D.	—	—	—
Elaine V. Jones, Ph.D.	—	—	—
Timothy M. Shannon, M.D.	—	—	—
Matthew P. Young	14,247	186,141	200,388

(1)	Pursuant to applicable SEC executive compensation disclosure rules, the amount reported in this column reflects the grant date fair value of option awards granted to Mr. Young and Mr. Gluck. These values have been determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). For a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of option awards contained in Note 15, Stock Based Compensation, to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2015. As of December 31, 2015, our non-employee directors held outstanding options to purchase shares of our common stock as follows: Mr. Gluck, 93,124; Dr. Huh, 359,993; and Mr. Young, 26,895. Other than these options, none of our non-employee directors held any other equity awards in the Company on that date.

Director Compensation

During 2015, Mr. Gluck received a stock option grant to purchase 17,139 shares of our common stock to compensate him for his service as a non-employee director during 2015. In September 2015, Mr. Young received a stock option to purchase 26,895 shares of our common stock. These options vest on a monthly basis for three years following the grant, subject to the director’s continued service through each applicable vesting date. Dr. Huh did not receive an equity grant in 2015 as he had been granted a stock option award in 2014 for his 2014 and 2015 service on the board. In addition, Mr. Young received director retainer fees for his service on the board following the IPO. None of our other directors received cash fees during 2015. As members of our board of directors who are affiliated with beneficial owners of more than five percent of our stock, Mr. Exter, Dr. Shannon and Dr. Jones did not receive any director compensation during 2015.

In December 2015, the board of directors adopted a non-employee director compensation program providing for cash and equity-based compensation for service on the board of directors and its committees. Under the program, new non-employee members of the board of directors will receive an initial option grant to acquire 28,000 shares of our common stock and, beginning with our 2016 annual meeting, continuing non-employee directors will receive an annual option grant to acquire 14,000 shares of our common stock. In addition, our non-employee directors will receive the following cash compensation for their service on the board of directors and its committees:

Annual Retainer for Board Membership	$35,000
Additional Retainer for Chairperson of the Board	$30,000
Additional Retainer for:
Chairperson of the Audit Committee	$15,000
Member of the Audit Committee	$7,500
Chairperson of the Compensation Committee	$10,000
Member of the Compensation Committee	$5,000
Chairperson of the Nominating & Governance Committee	$7,500
Member of the Nominating & Governance Committee	$3,750

In January 2016, the board of directors approved a separate compensation package for Dr. Huh, as Chairperson of the board of directors, consisting of cash compensation of $72,500 and an option grant to acquire 28,000 shares or our common stock. Dr. Huh will receive this compensation package in lieu of the compensation noted above in recognition of his contribution as Chairperson of the board of directors during the Company’s initial public offering.

EXECUTIVE OFFICERS

The following sets forth information about our executive officers as of April 28, 2016.

Name	Position	Age
Sean A. McCarthy, D. Phil.	President and chief executive officer	49
Robert C. Goeltz II	Chief financial officer	43
W. Michael Kavanaugh, M.D.	Chief Scientific Officer and Head of Research and Non-Clinical Development	59
Rachel W. Humphrey, M.D.	Chief medical officer	54
Cynthia J. Ladd	Senior Vice President and General Counsel	61

The following is biographical information as of April 28, 2016 for our executive officers other than Sean A. McCarthy, D. Phil., whose biographical information is included in Proposal 1 above.

Robert C. Goeltz II, Chief Financial Officer

Mr. Goeltz joined us as chief financial officer in May 2015. Prior to joining us, Mr. Goeltz was chief financial officer of Onyx Pharmaceuticals, Inc. after its acquisition by Amgen, Inc. in October 2013. From August 2004 to October 2013, Mr. Goeltz held leadership roles in Business Development, Commercial Finance, R&D Finance and Corporate Accounting at Amgen, Inc. Mr. Goeltz was Director of Finance at Tularik Inc. prior to its acquisition by Amgen, Inc. in August 2004. He began his career working in the audit practice for Ernst & Young LLP. Mr. Goeltz earned an M.B.A. from the UCLA Andersen School of Management and a B.B.A. in Business from Emory University. He is also a Certified Public Accountant (inactive).

W. Michael Kavanaugh, M.D., Chief Scientific Officer and Head of Research and Non-Clinical Development

Dr. Kavanaugh joined us as chief scientific officer and head of research and non-clinical development in January 2015. Prior to joining us, Dr. Kavanaugh was senior vice president and chief scientific officer of Five Prime Therapeutics, Inc. From February 2009 to December 2014, Dr. Kavanaugh held multiple positions in research and development at Five Prime Therapeutics, Inc. and led the growth of its therapeutic pipeline. Prior to that, Dr. Kavanaugh served as vice president of Novartis Vaccines & Diagnostics, Inc. and executive director of Oncology Biologics in the Novartis Institutes of Biomedical Research. He joined Novartis as part of its acquisition of the Chiron Corporation in 2006, where he held positions as vice president and head of antibody and protein therapeutics research. Dr. Kavanaugh received his M.D. from Vanderbilt University and his B.S. in molecular biochemistry and biophysics from Yale University. He completed training in internal medicine, cardiovascular disease and molecular and cellular biology at University of California, San Francisco, and the Cardiovascular Research Institute. Dr. Kavanaugh also currently serves as an attending staff physician at the San Francisco Veterans Administration Medical Center and as an associate clinical professor of Medicine at University of California, San Francisco.

Rachel W. Humphrey, M.D., Chief Medical Officer

Dr. Humphrey has served as our chief medical officer since August 2015, having previously served as a member of our board of directors from May 2015 to August 2015. Dr. Humphrey was vice president, head of immuno-oncology at Eli Lilly and Company, a global pharmaceutical company, from May 2015 to August 2015. From November 2013 to December 2014, Dr. Humphrey was vice president, head of immuno-oncology at AstraZeneca, a global pharmaceutical company. From January 2012 to October 2013, she was executive vice president and chief medical officer of Mirati Therapeutics, Inc., where she helped advance multiple assets through early stage clinical investigation. Prior to that, she served as vice president of product development at Bristol-Myers Squibb Company from May 2003 to January 2012. Prior to that, Dr. Humphrey held multiple positions in development at Bayer. Dr. Humphrey began her career as an oncology fellow and staff physician at the National Cancer Institute. Dr. Humphrey received her M.D. from Case Western Reserve University and received her B.A. from Harvard University.

Cynthia J. Ladd, Senior Vice President and General Counsel

Ms. Ladd joined us as senior vice president and general counsel in June 2015. Prior to joining us, Ms. Ladd was an independent consultant to biotechnology companies from February 2006 to June 2015, advising on corporate strategy, negotiations around collaborations, and clinical and regulatory issues, as well as acting as general counsel. Prior to that, she was president and chief executive officer of AGY Therapeutics Inc. from May 2003 to June 2005, where she guided the company through a venture round and its transition to a clinical organization. Ms. Ladd previously served as senior vice president and general counsel at Pharmacyclics. Earlier in her career, Ms. Ladd held a number of positions at Genentech, Inc., including vice president of corporate law and chief corporate counsel. She began her career as an associate with Wilson Sonsini Goodrich & Rosati, P.C., and Ware & Freidenrich LLP (now DLA Piper LLP (US)). Ms. Ladd received her J.D. from Stanford Law School, an M.S. in animal nutrition and biochemistry from Cornell University and a B.S. in animal science from Pennsylvania State University.

EXECUTIVE COMPENSATION

Overview

Our executive compensation programs are designed to create a “pay for performance” culture by aligning the actions of our executive officers with our business objectives and the long-term interests of our stockholders. The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance compared against the business and individual performance objectives established for the fiscal year as well as our historical compensation practices. In addition, we seek to pay compensation at a level that is competitive with companies within the life sciences industry as well as the general labor market. To that end, in connection with the IPO, our compensation committee retained the services of Radford as the compensation committee’s independent compensation consultant to provide a perspective on the competitive labor market and the Company had earlier retained the services of The Hawthorne Group as our company’s compensation consultant to also provide a perspective on the competitive labor market.

This section provides a discussion of the 2015 compensation paid or awarded to our president and chief executive officer and our two other most highly compensated executive officers who were serving as our executive officers as of December 31, 2015. We refer to these individuals as our “named executive officers.” For 2015, our named executive officers were:

•	Sean A. McCarthy, D. Phil., president and chief executive officer

•	Robert C. Goeltz II, chief financial officer and secretary (since May 2015)

•	Rachel W. Humphrey, M.D., chief medical officer (since August 2015)

•	W. Michael Kavanaugh, M.D., chief scientific officer and head of research and non-clinical development (since January 2015)

The material elements of our compensation program for our named executive officers are base salary, cash bonuses and equity-based compensation in the form of option awards. Our named executive officers are also eligible to participate in our 401(k) plan, health and welfare benefit plans and fringe benefit programs generally available to our other employees.

2015 Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us. Early in 2015, Dr. McCarthy received a 3.5% merit increase in base salary. In August 2015, after considering the advice of Radford, the compensation committee increased Dr. McCarthy’s base salary to $400,000, with a further increase to $425,000 effective upon consummation of the IPO. The initial base salaries for Mr. Goeltz, Dr. Humphrey and Dr. Kavanaugh were determined at the time of hire after considering the competitive market and the compensation received by each at the named executive officer’s prior employer. Please see the “Salary” column in the 2015 Summary Compensation Table for the base salary amounts received by each named executive officer in 2015.

Cash Bonuses

Historically, we have provided our executives with short-term incentive compensation through our annual bonus program. We believe that annual bonuses hold executives accountable, reward executives based on actual business results and help create a “pay for performance” culture. Our 2015 annual cash bonus program provided cash incentive awards for the achievement of research and development and business development goals (weighted 80% and 20%, respectively) established at the beginning of the year by the compensation committee. The research and development portion of the 2015 annual cash bonus program included specific strategic goals relating to the further development of clinical candidates and product pipelines, while the business development portion of the 2015 program included goals relating to strategic partner collaborations.

Each executive’s target bonus is expressed as a percentage of the executive’s base salary and is intended to be commensurate with the executive’s position and responsibilities. As a percentage of base salary, the 2015 target bonus for Dr. McCarthy, Mr. Goeltz, Dr. Humphrey and Dr. Kavanaugh was 40%, 30%, 35% and 30%, respectively, with the bonuses for Mr. Goeltz and Dr. Humphrey pro-rated to reflect their 2015 employment commencement with the Company. Based on our performance, the compensation committee certified a bonus attainment level of 150% of the underlying performance goals. Please see the “Non-Equity Incentive Compensation” column in the 2015 Summary Compensation Table for the amount of annual bonuses paid to each named executive officer in 2015.

In 2015, our board of directors and compensation committee approved a discretionary bonus to Dr. McCarthy of $308,943, with such value relating to a promissory note outstanding at the time from Dr. McCarthy to the company. Dr. McCarthy issued the promissory note to the company as consideration for the exercise of previously granted options to purchase company shares. Dr. McCarthy has paid all amounts owed under the note, and the note has been cancelled. In addition, in connection with the commencement of her employment, Dr. Humphrey received a sign-on bonus of $150,000 as an inducement to commence employment with us.

Equity Awards

We have historically used equity awards in the form of stock options to provide an incentive for our executives to focus on achieving specific performance goals and driving growth in our stock price and long-term value creation and to help us to attract and retain key talent. In February 2015, our board of directors approved option grants to Dr. McCarthy for the purchase of up to 327,744 shares of our common stock and, in August 2015, our board of directors approved option grants as part of our annual equity compensation program to Dr. McCarthy, Mr. Goeltz and Dr. Kavanaugh for the purchase of up to 438,302 shares, 95,878 shares and 85,605 shares, respectively. Also, in May 2015, Dr. Kavanaugh received a milestone-vesting option grant for the purchase of up to 96,736 shares. In connection with the commencement of employment with us, Mr. Goeltz, Dr. Humphrey and Dr. Kavanaugh received option grants for the purchase of 247,675 shares, 378,819 shares (consisting of a new hire time-based grant with respect to 293,214 shares and a new hire grant with respect to 85,605 shares) and 246,042 shares, respectively. Also, during 2015, Dr. Humphrey received an option grant to purchase up to 49,208 shares while serving as a non-employee director. These options generally vest over four years; however, Dr. Humphrey’s director grant vests over three years and Dr. McCarthy and Dr. Humphrey each received an option grant during 2015 that vests based on the achievement of certain strategic milestones. These option grants were determined after considering the competitive labor market as well as the compensation levels deemed necessary to induce Mr. Goeltz and Dr. Humphrey to join the company. Please see the Outstanding Equity Awards at December 31, 2015 table for further information regarding the vesting terms applicable to each of the 2015 option grants.

2015 Summary Compensation Table

The following table provides a summary of compensation paid to our named executive officers for the year ended December 31, 2015 and, with respect to Dr. McCarthy, December 31, 2014.

Summary Compensation Table—Year Ended December 31, 2015

Name and principal position	Fiscal year	Base salary ($)	Bonus ($)(1)	Stock awards ($)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Sean A. McCarthy, D. Phil. President and Chief Executive Officer	2015 2014	386,321 357,075	308,943 —	— —	5,558,714 —	306,000 85,698	1,763 953	6,561,741 443,726

Robert C. Goeltz II Chief Financial Officer and Secretary(5)	2015	197,503	—	—	2,154,376	114,095	315	2,466,289

Rachel W. Humphrey, M.D., Chief Medical Officer(5)	2015	127,885	150,000	—	4,484,838	67,423	11,545	4,841,691

W. Michael Kavanaugh, M.D., Chief Scientific Officer and Head of Research and Non- Clinical Development	2015	348,253	—		1,864,560	197,507	2,532	2,412,852

(1)	The amount reported for Dr. McCarthy represents a discretionary bonus paid in 2015 and the amount reported for Dr. Humphrey represents a sign-on bonus paid as an inducement for her to join the company, each as discussed above.
(2)	The amounts reported in this column reflect the grant date fair value of option awards granted to the named executive officers during 2015, including an option granted to Dr. Humphrey with a grant date fair value of $159,043 for her service as a non-employee director during 2015. The grant date fair values have been determined in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of option awards contained in Note 15, Stock Based Compensation, to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.
(3)	These amounts include payments under our annual incentive bonus plan, which is based on our performance against certain research and development and business development goals established by our compensation committee for 2015. For 2015, our compensation committee certified an attainment level of 150% with respect to the underlying corporate performance goals.
(4)	The amounts reported in this column include life insurance premiums with respect to each named executive officer, a 401(k) matching contribution with respect to Dr. McCarthy and director fees of $11,131 for Dr. Humphrey’s service as a non-employee director during 2015.
(5)	Mr. Goeltz, Dr. Humphrey and Dr. Kavanaugh joined the company as executive officers in May 2015, August 2015 and January 2015, respectively.

Employment, Severance and Change in Control Arrangements

We generally execute an offer of employment before an executive joins our company. This offer describes the basic terms of the executive’s employment, including his or her initial base compensation, annual bonus target, option awards and any fringe benefits. In addition, in the case of Dr. McCarthy, his offer letter also provides that if his employment is terminated by us without cause or if Dr. McCarthy terminates his employment due to good reason (as such terms are defined in the offer letter), subject to his execution of a general release of claims against the company, he will be entitled to receive a lump sum payment equal to one year of base salary as well as continued medical and dental coverage for a period of one year following termination of employment or, to the extent we are unable to provide such benefit coverage, a lump sum payment equal to the annualized premium cost relating to such benefit coverage. Dr. McCarthy’s offer letter also provides that, in the event of a change in control and a termination of employment without cause or due to good reason within 12 months following such change in control, Dr. McCarthy will be entitled to receive the benefits described in the preceding sentence.

In 2015, we entered into Severance and Change in Control Agreements (the “Severance Agreements”) with each of our named executive officers except for Dr. Humphrey. We entered into a Severance Agreement with Dr. Humphrey in 2016. Dr. McCarthy’s Severance Agreement maintains the severance benefits and change in control benefits under his offer letter, and also provides for an additional lump sum payment equal to his target annual bonus for the calendar year in which Dr. McCarthy’s employment is terminated without cause or for good reason within 12 months following such change in control (as such terms are defined in the Severance Agreement) and full vesting of all of his outstanding equity awards.

The Severance Agreements entered into with each of our other named executive officers provide that if the officer’s employment is terminated by us without cause or if the officer terminates his or her employment due to good reason (as such terms are defined in the Severance Agreements), subject to his or her execution of a general release of claims against the company, he or she will be entitled to receive a lump sum payment equal to six-months of base salary as well as continued medical and dental coverage for a period of six months following termination of employment or, to the extent we are unable to provide such benefit coverage, a lump sum payment equal to the premium cost relating to such benefit coverage. The Severance Agreements entered into with each of our other named executive officers also provide that, in the event the officer is terminated without cause or terminates due to good reason, in each case within 12 months following a change in control, then the officer will be entitled to receive the benefits described in the preceding sentence for nine months (rather than six months) as a lump sum payment and full vesting of his or her outstanding equity awards.

In March 2016, we amended the Severance Agreements with each of our named executive officers to provide that, if any payment or other benefit provided to the officer pursuant to the Severance Agreement constitutes a “excess parachute payment” within the meaning of Section 280G of the Code, and would be subject to an excise tax imposed by Section 4999 of the Code, then the amounts actually paid to the officer will be reduced to the extent that such a reduction would result in the officer receiving a greater amount than he or she would have received if the payment had been made in full.

Defined Contribution Plan

As part of our overall compensation program, we provide all full-time employees, including our named executive officers, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. For 2015, we provided a dollar-for-dollar matching contribution up to the first $500 contributed to the plan by each employee.

Outstanding Equity Awards at December 31, 2015

The following table presents information regarding the outstanding stock options held by each of the named executive officers as of December 31, 2015. None of the named executive officers held any outstanding restricted stock or other equity awards as of that date.

Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underling Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Sean A. McCarthy, D. Phil.	9/21/2011		8/09/2011	381,304	0	0		1.1339	9/20/2021
	2/26/2013	(1)	2/26/2013	100,096	37,178	0		0.945	2/25/2023
	2/26/2013		2/26/2013	48,379	0	0		0.945	2/25/2023
	2/26/2013		2/26/2013	0	0	48,379	(2)	0.945	2/25/2023
	2/09/2015	(3)	1/01/2015	51,330	153,990	0		1.5749	2/08/2025
	2/09/2015		2/09/2015	0	0	122,424	(2)	1.5749	2/08/2025
	8/26/2015	(3)	8/28/2015	45,656	392,646	0		6.6147	8/25/2025
Robert C. Goeltz II	5/07/2015	(4)	5/04/2015	0	247,675	0		4.4728	5/06/2025
	8/26/2015	(3)	8/28/2015	9,987	85,891	0		6.6147	8/25/2025
Rachel W. Humphrey, M.D.	4/01/2015	(5)	4/01/2015	13,668	35,540	0		1.5749	3/31/2025
	8/28/2015		12/31/2019	0	0	85,605	(6)	6.6147	8/27/2025
	8/28/2015	(4)	8/28/2015	0	293,214	0		6.6147	8/27/2025
W. Michael Kavanaugh, M.D.	2/09/2015	(4)	1/09/2015	0	246,042	0		1.5749	2/08/2025
	5/07/2015		5/07/2015	0	0	96,736	(7)	4.4728	5/06/2025
	8/26/2015	(3)	8/28/2015	8,917	76,688	0		6.6147	8/25/2025

(1)	This option vests in 1/48th increments on the last day of each month of continuous service following the vesting commencement date.
(2)	This option vests upon our filing of an Investigational New Drug application with the US FDA prior to December 31, 2016, subject to the named executive officer’s continuous employment through the filing date.
(3)	This option vests in 1/48th increments beginning on the vesting commencement date, with each additional increment vesting on the last day of each month of continuous service following the vesting commencement date.
(4)	This option vests as to 25% of the total number of shares subject to the option on the first anniversary of the vesting commencement date and the remaining 75% of the total number of shares subject to the option will vest in 36 substantially equal installments on the last day of each of the 36 months following the first anniversary of the vesting commencement date, subject to the named executive officer’s continuous employment through each vesting date.
(5)	This option vests in 1/36th increments beginning on the vesting commencement date, with each additional increment vesting on the last day of each month of continuous service following the vesting commencement date.
(6)	This option vests upon the attainment of a clinical study milestone goal on or prior to December 31, 2019.
(7)	Fifty percent of this option vests based upon our filing of a program-specific Investigational New Drug application with the US FDA prior to December 31, 2016 and the remaining 50% of this option vests based upon our filing of a program-specific Investigational New Drug application with the US FDA prior to December 31, 2017, subject to the named executive officer’s continuous employment through the applicable filing date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2015, which consisted of our 2010 Stock Incentive Plan, 2011 Stock Incentive Plan, as amended, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))	Total of shares reflected in columns (a) and (c)
	(a)	(b)	(c)	(d)
Equity compensation plans approved by stockholders	5,270,751	$3.694	2,755,872	8,026,623
Equity compensation plans not approved by stockholders	—	—	—	—

Total	5,270,751	$3.694	2,755,872	8,026,623

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees And Services

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2015 and 2014, respectively, by PricewaterhouseCoopers LLP, our independent registered public accounting firm.

	Fiscal Year Ended December 31,
	2015	2014
Audit Fees	$1,496,193	$360,400
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,496,193	$360,400

Audit Fees. This category consists of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, assistance with registration statements filed with the SEC and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Fees of 2015 also includes fees associated with the IPO, which included review of our quarterly financial statements included in our registration statement on Form S-1 filed with the SEC and delivery of comfort letters, consents and review of documents filed with the SEC.

Audit-Related Fees. This category consists of fees for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees. This category consists of fees for services provided for tax consultation services.

All Other Fees. This category consists of fees for all other services that are not reported above.

We did not incur any audited-related fees, tax fees or other fees in 2015 or 2014. All fees described above were approved by our board of directors of the audit committee of the board of directors.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The audit committee will review both audit and non-audit services performed by PricewaterhouseCoopers LLP and the fees charged for such services on at least an annual basis. Among other things, the audit committee will review non-audit services proposed to be provided by PricewaterhouseCoopers LLP and pre-approve such services only if they are compatible with maintaining PricewaterhouseCoopers LLP’s status as an independent registered public accounting firm. All services provided by PricewaterhouseCoopers LLP in 2015 and 2014 were pre-approved by our board of directors or the audit committee after review of each of the services proposed for approval.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission (SEC) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material’ or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

The audit committee is currently comprised of three non-employee directors, Matthew P. Young, who chairs the committee, and Neil Exter and Frederick W. Gluck. The audit committee has the responsibility and authority described in the audit committee charter, which has been approved by the board of directors. A copy of the audit committee charter is available on our website at www.cytomx.com.

The audit committee is responsible for assessing the information provided by management and our independent registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the audit committee on any deficiencies found. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 with both management and our independent registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with our independent registered public accounting firm the overall scope and plan of the audit. In addition, it met with our independent registered public accounting firm, with and without management present, to discuss the results of our registered public accounting firm’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted accounting standards in the United States. The audit committee has also received from, and discussed with, our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB).

The audit committee has discussed with PricewaterhouseCoopers LLP that firm’s independence from management and our company, including the matters in the written disclosures and the letter regarding independence from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence. Based on its evaluation, the audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Audit Committee

Matthew P. Young (chairman)

Neil Exter

Frederick W. Gluck

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Our website address is http://www.cytomx.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC is available without charge upon written request to: Secretary, CytomX Therapeutics, Inc., at 343 Oyster Point Blvd., Suite 100, South San Francisco, CA 94080.

By Order of the Board of Directors

/s/ Cynthia J. Ladd
Cynthia J. Ladd Senior Vice President and General Counsel

April 28, 2016

Appendix A

CYTOMX THERAPEUTICS, INC.

Annual Incentive Plan

I.        Purposes

The purposes of the CytomX Therapeutics, Inc. Annual Incentive Plan (the “Plan”) are to retain and motivate the officers and other employees of CytomX Therapeutics, Inc. and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.

II.        Definitions

“Annual Base Salary” shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board comprised of members of the Board that are “outside directors” within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

“Company” shall mean CytomX Therapeutics, Inc., a Delaware corporation, and any successor thereto.

“Participant” shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period commencing after June 10, 2016 for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean the CytomX Therapeutics, Inc. Annual Incentive Plan as set forth herein, as it may be amended from time to time.

III.        Administration

3.1. General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2. Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.

(a)	to designate within the Applicable Period the Participants for a Performance Period;

(b)	to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(c)	to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d)	subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3. Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, and (c) certify the achievement of such performance goals.

IV.        Performance Goals

4.1. Establishing Performance Goals. The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of a specified fair market value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; earnings of the Company before or after taxes and/or interest; revenues; expenses; market share; cash flow or cost reduction goals; interest expense; return on investment; return on investment capital; return on operating costs; economic value created; operating margin; gross margin; the achievement of annual operating profit plans; net income; earnings before interest, depreciation and/or amortization; operating earnings after interest expense and before incentives, and/or extraordinary or special items; operating earnings; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, days sales outstanding goals, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

V.        Terms of Awards

5.1. Performance Goals and Targets. At the time performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant’s Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant or to decide that no payment shall be made. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2. Payments. At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3. Maximum Awards. No Participant shall receive a payment under the Plan with respect to any Performance Period having a value in excess of $3,000,000, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.

VI.        General

6.1. Effective Date. The Plan shall be submitted to the stockholders of the Company for approval at the 2016 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning June 10, 2016. In the event that the Plan is not approved by the stockholders of the Company, the Plan shall be null and void with respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code.

6.2. Amendments and Termination. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. The Board may terminate the Plan at any time.

6.3. Non-Transferability of Awards. No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.4. Tax Withholding. The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5. No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6. Designation of Beneficiary. If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant’s executor, administrator, legal representative or similar person.

6.7. Governing Law. The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8. Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9. Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.10. Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

6.11. Awards Subject to Clawback. The Awards granted under this Program and any cash payment delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Appendix B

CYTOMX THERAPEUTICS, INC.

2015 EQUITY INCENTIVE PLAN

Adopted by Board: September 17, 2015

Approved by Stockholders: October 2, 2015

Termination Date: September 17, 2025

I.	INTRODUCTION

1.1 Purposes. The purposes of the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan as set forth herein (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, employees and other service providers and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Agreement” shall mean an electronic or written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Shares” shall mean Shares which are not subject to a Restriction Period or Performance Measures.

“Bonus Share Award” shall mean an award of Bonus Shares under this Plan.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the Nasdaq Global Market or any other stock exchange on which Shares are then traded.

“Company” shall mean CytomX Therapeutics, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a Share as reported on the Nasdaq Global Market on the date as of which such value is being determined or, if Shares are not listed on the Nasdaq Global Market, the closing transaction price of a Share on the principal national stock exchange on which Shares are traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Shares are not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, Shares (which may be Restricted Shares) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase Shares that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Director” shall have the meaning set forth in Section 5.8(b)(iii).

“Initial Public Offering” shall mean the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Option” shall mean an option to purchase Shares which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Share Award, of the Shares subject to such award, or, in the case of a Restricted Share Unit Award or Performance Unit Award, to the holder’s receipt of the Shares subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a Share of a specified Fair Market Value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; earnings of the Company before or after taxes and/or interest; revenues; expenses; market share; cash flow or cost reduction goals; interest expense; return on investment; return on investment capital; return on operating costs; economic value created; operating margin; gross margin; the achievement of annual operating profit plans; net income; earnings before interest, depreciation and/or amortization; operating earnings after interest expense and before incentives, and/or extraordinary or special items; operating earnings; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, days sales outstanding goals, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under

Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an award may be paid following a Performance Period, the performance goals may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time; provided, however, that to the extent such goals relate to awards to “covered employees” within the meaning of Section 162(m) of the Code that are payable following the transition period described in Treasury regulation 1.162(m)-27(f), such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof and to the extent set forth in the applicable award Agreement, Shares having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Restricted Shares” shall mean Shares which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Award” shall mean an award of Restricted Shares under this Plan.

“Restricted Share Unit” shall mean a right to receive one Share or, in lieu thereof and to the extent set forth in the applicable award Agreement, the Fair Market Value of such Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Unit Award” shall mean an award of Restricted Share Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Shares subject to a Restricted Share Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Share Unit Award shall remain in effect.

“SAR” shall mean a share appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Share” shall mean a share of the Common Stock, $0.00001 par value per share, of the Company, and all rights appurtenant thereto.

“Share Award” shall mean a Bonus Share Award, Restricted Share Award or Restricted Share Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, Shares (which may be Restricted Shares) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase Shares in the form of Incentive Stock Options or Nonqualified Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Share Awards in the form of Bonus Shares, Restricted Shares or Restricted Share Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of Shares, the number of SARs, the number of Restricted Share Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Shares or Restricted Share Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer and President or such other executive officer as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer and President or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer and President and any other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation or By-Laws, each as may be amended from time to time) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, Non-Employee Directors, employees, consultants, agents and independent contractors, and persons expected to become officers, Non-Employee Directors, employees, consultants, agents, and independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Agreement, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on an approved leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 2,444,735 Shares shall be available for awards under this Plan, other than Substitute Awards. The number of Shares that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of Shares which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Share Awards and delivered upon the settlement of Performance Units. As of the first day of each calendar year beginning on or after January 1, 2016, the number of Shares available for all awards under the Plan, other than Incentive Stock Options, shall automatically increase by 4% of the number of Shares that are issued and outstanding as of such date, unless the Committee approves an increase of a lesser percentage prior to such date. To the extent that Shares subject to an outstanding option, SAR, Share Award or other award granted under the Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding Shares subject to an option cancelled upon settlement in Shares of a related tandem SAR or Shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such Shares shall again be available under this Plan, other than for grants of Incentive Stock Options. Subject to the limit set forth above and to adjustment as provided in Section 5.7, the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options will be 2,481,268 Shares.

Notwithstanding anything in this Section 1.5 to the contrary, Shares subject to an award under this Plan may not be made available for issuance under this Plan if such shares are: (i) shares that were subject to a Share-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay withholding taxes related to an award under this Plan, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

The number of Shares for awards under this Plan shall not be reduced by (i) the number of Shares subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares to be delivered under this Plan shall be made available from authorized and unissued Shares, or authorized and issued Shares reacquired and held as treasury shares or otherwise or a combination thereof.

1.6 Per Person Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of Shares with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 1,417,867 Shares, subject to adjustment as provided in Section 5.7, (ii) the maximum number of Shares with respect to which Share Awards subject to Performance Measures or Performance Units denominated in Common Stock that may granted during any fiscal year of the Company to any person shall be 1,417,867 Shares, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be earned by any person with respect to Performance Units denominated in cash granted during any fiscal year of the Company to any person shall be $3,000,000 million; provided, however, that each of the per person limits set forth in this sentence shall be multiplied by two for awards granted to a participant in the year in which such participant’s employment with the Company commences. The aggregate grant date fair value of Shares that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $600,000; provided, however, that (i) the limit set forth in this sentence shall be $1,200,000 in the year in which a Non-Employee Director commences service on the Board and (ii) the limits set forth in this sentence shall not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of fees received for service on the Board or any committee thereunder.

II.	OPTIONS AND SHARE APPRECIATION RIGHTS

2.1 Options. The Committee may, in its discretion, grant options to purchase Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of Shares subject to an option and the purchase price per Share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per Share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per Share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per Share of the Shares subject to such option may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Shares. Prior to the exercise of an option, the holder of such option shall have no rights as a stockholder of the Company with respect to the Shares subject to such option.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No Shares shall be issued and no certificate representing Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Share Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per Share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such SAR.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per Share of the Shares subject to such SAR may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole Shares and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Shares, a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Shares shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the Shares subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No Shares shall be issued and no certificate representing Shares shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 Repricing of Options and SARs. The Committee, in its sole discretion and without the approval of the stockholders of the Company, may amend or replace any previously granted option or SAR in a transaction that constitutes a repricing within the meaning of the rules of the Nasdaq Global Market or any other stock exchange on which Shares are then traded.

III.	SHARE AWARDS

3.1 Share Awards. The Committee may, in its discretion, grant Share Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Share Award shall specify whether the Share Award is a Bonus Share Award, Restricted Share Award or Restricted Share Unit Award.

3.2 Terms of Bonus Share Awards. The number of Shares subject to a Bonus Share Award shall be determined by the Committee. Bonus Share Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of a Bonus Share Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such award.

3.3 Terms of Restricted Share Awards. Restricted Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the Shares subject to such award (i) if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Share Issuance. During the Restriction Period, the Restricted Shares shall be held by a custodian in book entry form with restrictions on such Shares duly noted or, alternatively, a certificate or certificates representing a Restricted Share Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Share Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Share Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Share Awards. Unless otherwise set forth in the Agreement relating to a Restricted Share Award, and subject to the terms and conditions of a Restricted Share Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Shares; provided, however, that (i) a distribution with respect to Shares, other than a regular cash dividend, and (ii) a regular cash dividend with respect to Shares that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the Shares with respect to which such distribution was made.

3.4 Terms of Restricted Share Unit Awards. Restricted Share Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Share Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Share Unit Award (i) if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Share Unit Awards. The Agreement relating to a Restricted Share Unit Award shall specify (i) whether such award may be settled in Shares or cash or a combination thereof and

(ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to such award. Any dividend equivalents with respect to Restricted Share Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Share Units. Prior to the settlement of a Restricted Share Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the Shares subject to such award.

3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Share Award, or any forfeiture and cancellation of such award (i) upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV.	PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in Shares (including shares of Restricted Shares) or cash or a combination thereof. If a Performance Unit Award is settled in Restricted Shares, such Restricted Shares shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Shares shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Unit Award shall be subject to the same restrictions as such Performance Unit Award. Prior to the settlement of a Performance Unit Award in Shares, including Restricted Shares, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award (i) upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V.	GENERAL

5.1 Effective Date and Term of Plan. This Plan will become effective on the day preceding the effectiveness of the Company’s Initial Public Offering. Unless terminated earlier by the Board, this Plan shall terminate on the tenth anniversary of the date it is adopted by the Board or approved by the Company’s stockholders, whichever is earlier. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than ten years after the effective date of this Plan.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the Nasdaq Global Market or any other stock exchange on which Shares are then traded; provided, however, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Shares or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per Share value of Shares to change after the effectiveness of the Initial Public Offering, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan or specified in any section of this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Unit Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8 Change in Control.

(a) Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)	provide that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment or service, (B) the Restriction Period applicable to some or all outstanding Restricted Share Awards and Restricted Share Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment or service, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

(ii)	require that shares of the corporation or other entity resulting from such Change in Control, or a parent thereof, be substituted for some or all of the Shares subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 5.7; and/or

(iii)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (i) in the case of an option or an SAR, the number of Shares then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control, over the purchase price or base price per Share subject to such option or SAR, (ii) in the case of a Share Award, the number of Shares then subject to the portion of such award surrendered multiplied by the Fair Market Value of a Share as of the date of the Change in Control, and (iii) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered; (B) shares of the corporation or other entity resulting from such Change in Control, or a parent thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b) A “Change in Control” of the Company shall be deemed to have occurred upon the occurrence of any of the following events:

(i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding Shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of Shares and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

(ii) The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of Shares and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation;

(iii) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iv) a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

In no event shall a Change in Control include the Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering.

5.9 Deferrals. The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any

Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any Shares or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.

5.12 Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14 Non-U.S. Service Providers. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees or service providers.

5.15 Awards Subject to Clawback. The awards granted under this Plan and any cash payment or Shares delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

CYTOMX THERAPEUTICS, INC.
343 OYSTER POINT BLVD.
SUITE 100
SOUTH SAN FRANCISCO, CA 94080
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E09704-P74367 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
CYTOMX THERAPEUTICS, INC.
The Board of Directors recommends you vote FOR the following:
1. To elect one director for a term to expire at the 2019 Annual Meeting of Stockholders.
Nominee For Against Abstain
1a. Sean A. McCarthy
The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain
2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.
3. To adopt and approve the CytomX Therapeutics, Inc. Annual Incentive Plan.
4. To approve the performance measures included in the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Yes No
Please indicate if you plan to attend this meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.
E09705-P74367
CYTOMX THERAPEUTICS, INC. Annual Meeting of Stockholders June 10, 2016
This proxy is solicited by the Board of Directors
The stockholder hereby appoints Sean A. McCarthy, D. Phil. and Cynthia J. Ladd, or either of them, as attorneys-in-fact and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CYTOMX THERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m., PDT on June 10, 2016, at the San Francisco Airport Marriott Waterfront, 1800 Old Bayshore Highway, Burlingame, CA 94010, and any adjournment or postponement thereof, with discretionary authority to vote on any other matter that may properly come before the meeting. You hereby revoke all proxies previously given.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the director nominee listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4 as more specifically indicated in the Proxy Statement, and at the direction of the proxies on any other matter that may properly come before the meeting. If you vote by telephone or Internet, you do not need to mail back this proxy.
Continued and to be signed on reverse side